Exhibit 99.1

Seven Stars Cloud Announces Federico Tovar as New

Chief Financial Officer

•

Mr. Tovar brings over 20 years of experience to the CFO role in areas such as financial reporting,

strategy, corporate finance, M&A, international tax, and corporate development, with a focus on high-

growth technology businesses

•	Mr. Tovar will be based out of SSC’s NYC office

New York, NY, June 1, 2018 – Seven Stars Cloud Group, Inc. (NASDAQ: SSC) (“SSC” or the “Company”), today announced the appointment of Mr. Federico Tovar as Chief Financial Officer (“CFO”), effective today, June 1, 2018. As Chief Financial Officer, Mr. Tovar will be responsible for SSC’s financial strategy, financial management and reporting, compliance, investor relations, public relations, and corporate development.

Mr. Tovar brings over 20 years of experience to the CFO role in areas such as corporate strategy, financial management, and corporate finance, with a focus on high-growth technology companies. As an experienced technology, strategy and financial executive, Mr. Tovar has held roles with The World Bank and leading technology and strategy consulting firms, such as Booz Allen Hamilton.

Mr. Tovar brings a wealth of experience in venture and rapidly scaling technology companies from the innovation stage, to rapid growth, scale, profitability, and exit. He is a seasoned operational and financial executive, and subject matter expert in Cyber, FinTech, Blockchain, AI, and IoT. Most recently, he served as a Founding Member, Chief Financial and Strategy Officer at a leading AI and Cybersecurity company headquartered in New York, with operations in the U.S. and Europe. He was instrumental in overseeing the company’s overall financial strategy, closing on all funding rounds and structuring strategic partnership deals with Fortune 500 companies to position the company for rapid growth and scale.

Mr. Tovar brings experience in public accounting and corporate finance / M&A, having held leadership roles at Grant Thornton LLP, as well as prior roles with Ernst & Young in its Corporate Finance unit in New York. While at Grant Thornton, he was instrumental in driving growth for the New York practice, advising and consulting for both public & private companies through the regulatory and financial crisis.

Throughout his career, he has advised private company and publicly-traded Fortune 500 companies on their regulatory, compliance, audit, financial reporting and M&A transaction related matters. He has served as a trusted advisor to leading global tech companies such as Computer Associates, Dell, Siemens AG, and others on their corporate transactions. In this capacity, Mr. Tovar has advised and structured cross-border M&A deals, strategic partnerships, IP and technology licensing arrangements and complex restructuring transactions, ranging from $30MM to $60B, while strategically positioning companies for growth, scale and profitability. In addition, he has worked with private equity firms and hedge funds in New York, advising them during the regulatory and financial crisis with valuation matters related to complex securities, derivatives and their investment portfolios.

Mr. Tovar holds his BA in Economics from the University of Maryland. He is actively involved in the New York Technology ecosystem, with particular emphasis on Blockchain, AI, Cybersecurity, and IoT technologies.

“We’re excited to welcome Federico to Seven Stars Cloud as our new CFO,” said SSC Chairman & CEO, Bruno Wu. "Federico brings extensive financial, operational, and strategic experience. This, combined with his deep knowledge of the Fintech space and experience scaling high-growth technology companies, will be a significant asset to Seven Stars Cloud as we enter our next phase of growth to further our mission in becoming the next generation AI & Blockchain-powered, Fintech service company, focusing on digital asset production and distribution.”

“I cannot imagine a more exciting time to join Seven Stars Cloud,” Federico said. “SSC is clearly on the verge of being a global leader in asset digitization and tokenization, through the decentralization of assets and securities via a proprietary and intelligent AI and Blockchain driven trading platform, as well its supply chain management business. Bruno and his executive leadership team are true entrepreneurs and visionaries, who recognize and appreciate that they are empowering a digital transformation across industry verticals. I firmly believe that not having a Blockchain strategy in place today is similar to not having an Internet strategy in 1996. SSC has clearly positioned itself to capitalize on these global market changes, and I am delighted to be part of such a seasoned team.”

About Seven Stars Cloud Group, Inc. (http://www.sevenstarscloud.com/)

SSC is aiming to become a next generation Artificial – Intelligence (AI) & blockchain-powered, fintech service company, focusing on digital asset production and distribution. The Company facilitates and enables the transformation from traditional financial markets into the asset digitization era. SSC acts as the manager and service provider of an ecosystem for securitization and digital currency tokenization as well as trading system integration.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein

VP, Investor Relations

Seven Stars Cloud Group, Inc.

212-206-1216

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